SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2003

                       Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-23333 Commission File Number	91-1863696 (I.R.S. Employer Identification No.)

624 Simpson Avenue, Hoquiam, Washington (Address of principal executive offices)	98550 (Zip Code)

Registrant's telephone number (including area code): (360) 533-4747

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        Timberland Bancorp, Inc., the parent company of Timberland Bank, reported that at its Annual Meeting of Stockholders on January 23, 2003, Clarence E. Hamre, announced his retirement as Timberland Bancorp, Inc.'s and Timberland Bank's President. Mr. Hamre will retire as Chief Executive Officer of Timberland Bancorp and Timberland Bank effective September 30, 2003, but will continue to serve as Chairman of the Board of Directors of each entity and will serve Timberland Bancorp and Timberland Bank in an advisory capacity.

        Timberland Bancorp also reported that the Board of Directors unanimously elected and promoted Michael R. Sand to President. Mr. Sand joined Timberland Bank in 1978 and has served in various capacities, including, since 1993, Executive Vice President.

        Additional information relating to the Mr. Hamre's retirement and the naming of Mr. Sand as President of Timberland Bancorp is contained in the press release issued by Timberland Bancorp on January 23, 2003, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit

        99.1         Press Release dated January 23, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                          TIMBERLAND BANCORP, INC.

DATE: January 24, 2003                                                     By: /s/Dean J. Brydon
                                                                                                 Dean J. Brydon
                                                                                                 Chief Financial Officer

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Exhibit 99.1

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Date: 23 January 2003- FOR IMMEDIATE RELEASE

CLARENCE E. HAMRE ANNOUNCES RETIREMENT PLANS FROM TIMBERLAND BANK AND TIMBERLAND BANCORP, INC., MICHAEL R. SAND APPOINTED PRESIDENT

Hoquiam, WA. - Clarence E. Hamre announced his decision to retire as President of Timberland Bank at the Annual Shareholders' meeting today. Hamre, who recently completed 34 years with the bank, will retire as CEO effective September 30, 2003, but will continue as Chairman of the Board of Directors and will serve the bank in an advisory capacity.

In conjunction with Mr. Hamre's retirement announcement, the Board of Directors unanimously elected and promoted Michael R. Sand, to President. Mr. Sand, an experienced Senior Executive of the bank, was recently honored for 25 years of service, having been appointed Executive Vice President in 1993.

"Clarence's influence, dedication and hard work have made a substantial impact on the growth of Timberland Bank," stated Sand. "He was appointed President on December 1, 1969 when there was just one branch, a staff of eight and assets of $8.8 million. Today Timberland has 14 branches with $434 million in assets and 180 employees. We have developed a strong, professional relationship over the past 25 years and I am pleased he will continue to serve the bank in the future."

Mr. Hamre commented, "my 34 years with Timberland Bank have been extremely gratifying. It has been a great privilege to work along side such a dedicated and professional Board of Directors and staff. I want to thank each and every one of them for their loyalty and support. With Mike as my successor, the entire organization will benefit from the continuity of our combined 59 years of service together. Mike is a highly qualified executive with an intimate knowledge of the financial services industry and is committed to the continued growth and influence of Timberland Bank."

Hamre, who began his banking career in the Tacoma and Puyallup area, held many leadership positions in both Pierce and Grays Harbor counties. Hamre served on the boards of Puyallup Valley Chamber of Commerce, Sumner Valley Chamber of Commerce, the Daffodil Festival, and Fife School Board, just to mention a few. After moving to Grays Harbor he served as President and board member for Kiwanis, Grays Harbor Chamber of Commerce, Hoquiam Development Association, Grays Harbor Fair Board, the Neighborhood Housing Board, 7th Street Theatre Public Development Authority, in addition to serving as a long-time member and director of Saron Lutheran Church in Hoquiam.

Mr. Sand began his banking career at Timberland in 1978. He earned his BA and MBA from the University of Puget Sound. Mr. Sand serves on the board of the Aberdeen Neighborhood Housing Authority, Grays Harbor Community Hospital Charitable Foundation and the Grays Harbor YMCA. He is a past- president of the Grays Harbor Chamber Commerce and a member of Hoquiam Lions Club. He resides in Hoquiam with his wife and five children.

Timberland Bank was established in Grays Harbor in 1915 and has grown to a 14-branch network located in five western Washington counties. A 15th branch will open in downtown Olympia this summer. Timberland is a community -oriented bank which offers a variety of savings and lending products to retail customers while concentrating its lending activities on real estate mortgage loans. Today, the greatest portion of the bank's $434 million of assets is invested in residential, consumer and business-related loans throughout the communities it serves. Timberland Bank is a subsidiary of Timberland Bancorp, Inc. and Timberland Bancorp, Inc. trades on the Nasdaq under the ticker symbol "TSBK".

Statements concerning the future performance of the bank, developments or events, expectation for earnings, growth and economic forecasts, and other guidance on future periods of time, constitute forward-looking statements, which are subject to a number of risks and uncertainties beyond the Company's control and might cause actual results to differ materially from the stated expectations and objectives. Factors which could cause actual results to differ materially may include, but are not limited to regional and general economic conditions, changes in interest rates and Timberland's ability to attract and retain key employees. In addition, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Timberland Bank undertakes no obligation to update or revise any forward-looking statements.

Contact: Michael R. Sand, President at (360) 533-4747 or Dean J. Brydon, CFO (360) 533-4747

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